                                                                 Exhibit 10.24

                                       SUBLEASE


THIS SUBLEASE made as of the 29th day of June, 1998.

BETWEEN:

ORIGIN TECHNOLOGY IN BUSINESS INC. (hereinafter call the "Sub-Landlord") OF THE FIRST PART;

TRANSFORMATION PROCESSING INC. (hereinafter called the "Sub-Tenant") OF THE SECOND PART

WHEREAS ORIGIN Technology in Business Inc. (the "Sub-Landlord") has entered into a lease dated August 30, 1993, as amended by agreements dated October 20, 1993, October 15, 1995 and November 1, 1995 with 5500 Explorer Ltd. (the "Landlord") for premises on the 2nd Floor of the building at 5500 Explorer Drive, Mississauga , Ontario (the "Building"), a copy of the lease and amending agreements thereof(the "Head Lease") are attached hereto as Schedule "A",

AND WHEREAS THE Sub-Landlord has agreed with the Sub-Tenant to grant a Sublease to the Sub-Tenant of those premises (the "Leased Premises") as hereafter set out on the terms stated;

NOW THEREFORE this agreement witnesseth that in consideration of the respective covenants, conditions, warranties and agreements hereinafter contained and for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the parties hereto), the Parties hereto covenant and agree as follows:

   LEASED PREMISES

The Leased Premises consist of the second floor of the Building, being an area comprising approximately of 14,652 square feet of rentable area as illustrated on the floor plan outlined on Schedule "B" and attached hereto which Leased Premises the Sub-Landlord hereby leases to the Sub-Tenant The Sub-Tenant acknowledges that it accepts the Leased Premises on an "as is" basis.

TERM

The Term of the Sub-Lease shall be for a period of two (2) years and four (4) months (less one day), commencing July 1, 1998 (the "Commencement Date") and terminating on October 30, 2000 (the "Termination Date"), which period is hereinafter referred to as the "Term". This Sub-Lease will terminate immediately on the Termination Date. There are no rights granted for any extension, and no overholding rights to Sub-Tenant under this Sub-Lease, notwithstanding anything to the contrary pursuant to the Head Lease.

GROSS RENT

The Sub-Tenant shall pay to the Sub-Landlord in and for each year of the Sub-Lease, Gross Rent of two hundred and nineteen thousand, seven hundred and eighty Dollars ($219,780.00) per annum being a rate of $15.00 per square foot per annum, plus Goods and Services Taxes and any other Sales Taxes (hereinafter defined) of the rentable area set out in paragraph 1 above; payable by equal monthly installments of $18,315.00 plus Goods and Services Taxes in advance on the first day of each month of the term. The above amounts are subject to increase by reason of the Realty Tax Adjustment.

"Realty Tax Adjustment" means the amount of increase for Realty and Business taxes (collectively "Realty Taxes") relating to the Leased Premises as charged to the Sub-Landlord from the Head Landlord in excess of the estimated per square foot 1998 annual rate of $3.77. Such amounts in excess thereof are due to Sub-Landlord should the Realty Taxes during the Term exceed this rate. Any amount paid to Head Landlord by Sub-Landlord in excess of the $3.77 rate will be due to Sub-Landlord, when Sub-Landlord pays such amount(s) to Head Landlord.

"Sales Taxes" means all goods and services taxes, sales taxes, value added taxes, business transfer taxes, and any other taxes imposed on the Sub-Landlord with respect to rent or any other charges payable by the Sub-Tenant to the Sub-Landlord under this Sub-Lease. The Sub-Tenant will furthermore pay to the Sub-Landlord all Sales Taxes. The Sub-Tenant will reimburse the Sub-Landlord for all Sales Taxes at the full rate applicable from time to time, without reference to any tax credits available to the Sub-Landlord. The amount of Sales Taxes payable by the Sub-Tenant will be calculated by the Sub-Landlord in accordance with the applicable legislation and will be paid to the Sub-Landlord at the same time as the amounts in respect of which it is required to be paid are paid. The amounts payable by the Sub-Tenant as Sales Taxes will be deemed not to be rent, but the Sub-Landlord has all of the same rights in respect of Sales Taxes as it has in respect of rent under this Sub-Lease.

Nothing in this Sub-Lease will suspend or delay the payment of any rent at the time it is due and payable. The Sub-Tenant waives any rights it may have (whether granted by applicable landlord and tenant legislation, and amendments thereto, or otherwise) to claim any setoff of all or part of any debt of the Sub-Landlord to the Sub-Tenant against rent. The Sub-Landlord may, at its option, apply sums received against any amounts payable under this Sub-Lease in any manner the Sub-Landlord chooses.

"Interest Rate" means the rate of interest equal to five (5) percent above prime, being the prime rate of interest charged by The Bank of Nova Scotia at the time of any rent being in arrears, and any such rent in arrears will bear interest at the Interest Rate.

All amounts payable by the Sub-Tenant under this Sub-Lease are deemed to be rent, except as otherwise expressly provided in this Sub-Lease. Every reference in this Sub-Lease to "rent" is a reference to rent, and all other amounts payable by the Sub-Tenant under this Sub-Lease, except as otherwise expressly provided in this Sub-Lease. Any payment required to be made under this Sub-Lease will be made in lawful money of Canada to the Sub-Landlord at the address set out or such other address as may be provided pursuant to Section.

DEPOSIT AND RENT FREE PERIOD

The Sub-Landlord acknowledges the receipt of first and last month's rent of thirty thousand one hundred and ninety four Dollars and ten cents ($39,194.10) paid to LNR Corporation (in trust) (the said amount includes Goods & Services Taxes). The first and last month's rental amounts will be subject to possible increase under the Realty Taxes Adjustment. Notwithstanding the foregoing, the Sub-Tenant shall be entitled to occupy the Leased Premises from the date of execution of the Sub-Lease by both parties until July 31, 1998 on a rent free basis, provided all other terms of this Sub-Lease are otherwise followed. Additionally, on August 1, 1998, and amount equal to the monthly rent (including
GST) of $19,597.05 will be paid in advance, payable to LNR Corporation, in trust, on account of the July 1999 monthly installment.

HEAD LEASE

The Sub-Tenant confirms that it has received and reviewed a copy of the Head Lease. The Sub-Tenant agrees to be bound by all of the obligations of the Head Lease, as if it were the tenant under the Head Lease, and to perform all of the obligations of the Sub-Landlord as tenant under the Head Lease except for the payment of rent and additional rent therein. The Sub-Landlord has all the rights and remedies of the Head Landlord under the Head Lease in the manner and on the terms under the Head lease, in the event of default by Sub-Tenant, and can enforce those rights and remedies against the Sub-Tenant, as if the Sub-Landlord were the landlord named in the Head Lease, and the Sub-Tenant were the tenant named in the Head Lease, the necessary changes being made. Accordingly, all landlord rights, in the event of default by Sub-Tenant, including without limitation, the rights and terms at Article XI (Remedies of Landlord on Tenant's Default) and Article XII (Events Terminating Lease) under the Head Lease shall be available to Sub-Landlord and those provisions and terms shall apply herein.
The Sub-Tenant will not do or cause or permit to be done anything which causes the Head Lease or the rights of the Sub-Landlord as tenant under the Head Lease to be endangered or terminated, or which causes the Sub-Landlord to be in default under the Head Lease, or liable for any damage, claim or penalty under the Head Lease.
The Sub-Tenant has no rights in any options to renew, or any similar rights or options granted by the Head Landlord to the Sub-Landlord under the Head Lease.

The Sub-Tenant will sign an agreement in favour of the Head Landlord containing the terms of this Section, should the Sub-Landlord request same.

I. Any installations or alterations are for Sub-Tenant's expense, and require the prior written consent of the Sub-Landlord and Head Landlord pursuant to the terms and conditions under the Head Lease.

II. Any directory signage in the Building Directory and corridor wall adjacent to the elevators in the Building Lobby, shall be at the Sub-Tenant's expense and subject to the standards, terms and conditions of the Head Lease.

USE OF PREMISES

It is agreed and understood that the Leased Premises shall be used as office lawful business of office undertaking, and that this use or any other proposed use of the Leased Premises shall be a use that is consistent with and in accordance to the terms and conditions required by the Head Lease under Section
3.2 therof.

COVENANTS BY THE SUB-TENANT

The Sub-Tenant further covenants with the Sub-Landlord as follows:

To pay the Gross Rent and other amounts reserved under this Sub-Lease, unless expressly to the contrary under this Sub-Lease, to perform and observe all obligations, on the part of the Sub-Landlord under the provisions of the Head Lease (including, without limitation, those provisions relating to Sections3.2(c), (d), (e), (f), (g), 3.3, 3.4, 3.5, 3.6, 3.7, 4.1(tenant's repairs), 5.3(i), 9.3 (tenant's insurance), and obligations on termination under Articles XI and XII), other than the covenant to pay rent and additional rent thereunder to the Head Landlord, and to keep the Sub-Landlord indemnified against all actions, expenses, claims and demands in respect of such covenants except as aforesaid. With respect to Sub-Landlord's rights, the Head Landlord may be permitted by Sub-Landlord to exercise same, should circumstances warrant including the rights to enter and examine the Lease Premises as provided under the Head Lease; and to keep the Leased Premises clean and in good tenantable repair at its expense, all in accordance with the provisions of the Head Lease; not to mortgage, charge or otherwise encumber its interest in the Sub-Lease; and to maintain and enforce during the term at its expense the tenants insurance required under the Head Lease.


ASSIGNMENT AND SUBLETTING

The Sub-Tenant may sublet the Leased Premises or assign the Sub-Lease subject to the Head Lease, at any time or times with the Sub-Landlord's written consent, which consent shall not be unreasonably withheld. The provisions under the Head Lease shall apply mutatis mutandis, with the Sub-Tenant following and being subject to the terms contained therein.

COVENANTS OF THE SUB-LANDLORD

The Sub-Landlord covenants with the Sub-Tenant to maintain the Head Lease in good standing by paying the rent and additional rent (including Realty Taxes) under the Head Lease, during the term of this Sub-Lease, subject always to the covenants of the Sub-Tenant. Any other costs incurred by Sub-Tenant in connection with the occupation, use and carrying on business within the Lease Premises are for Sub-Tenant's account and expense.

INDEMNITY AND RELEASE

The Sub-Tenant will indemnify and save harmless the Sub-Landlord, its officers, directors and employees, against and from all losses, liabilities and damages, fines, suits, claims, demands, costs and actions of every kind, whether sustained directly or indirectly, which the Sub-Landlord, its officers, directors, employees, or any of them, are liable for or suffer by reason of or in connection with any breach by the Sub-Tenant of this Sub-Lease or the Head Lease, or by reason of any injury, death, damage or accident suffered by any person or persons or any property by reason of or in connection with the occupation or use of the Sub-Leased Premises, including, without limitation, any act, omission, neglect or default on the part of the Sub-Tenant or any of its agents, employees or other person or persons for whom the Sub-Tenant is in law responsible. This agreement to indemnify and save harmless will survive the expiration of the Term or the earlier termination of this Sub-Lease.

The Sub-Landlord, its officers, directors and employees, will not be liable for, and the Sub-Tenant releases the Sub-Landlord, its officers, directors and employees from, all losses, liabilities, damages, fines, suits, claims, demands, costs and actions of every kind in respect of: (a) any death or injury to the Sub-Tenant or others arising out of or in connection with any occurrence in, upon, at or relating to the Sub-Leased Premises; (b) any loss or damage to any property of the Sub-Tenant from any cause whatsosever; (c) any loss or damage to any property on the Sub-Leased Premises from any cause whatsoever; (d) any loss or damage caused by anything done or not done by any person or persons on the Sub-Leased Premises; or (e) any injury, loss or damage to the Sub-Tenant or others arising out of the security services in force or the lack of security services in or about the Sub-Leased Premises from time to time.

Under no circumstances will the Sub-Landlord, its officers, directors or employees, be liable for indirect or consequential damage, or damages for personal discomfort or illness.

DAMAGE AND DESTRUCTION

The provisions of the Head Lease with respect to damage and destruction apply to this Sub-Lease, the necessary changes being made, except that the obligations of the Head Landlord remain the obligation of the Head landlord, and the obligations of the Sub-Landlord as tenant become the obligations of the Sub-Tenant. The Sub-Landlord has no obligation to repair or reconstruct with
respect to damage and destruction of the Sub-Leased Premises.   Any of the
Sub-Landlord's rights to terminate set out in the Head Lease remain with the Sub-Landlord, and cannot be exercised by the Sub-Tenant.

WARRANTY OF THE SUB-LANDLORD

The sub-Landlord hereby represents and warrants that to its knowledge is in good standing under the Head Lease and that it is not in default of any covenant or obligation on its part to be performed thereunder or for which it has received notice of default. The Sub-Landlord further represents and warrants that to its knowledge the Landlord is not in default of any obligation under the Head Lease and that it has not issued any notice of such default to the Landlord.

ENTIRE AGREEMENT

This Sub-Lease Agreement and the Schedules annexed hereto and forming part hereof, contain all the representations, warranties, covenants, agreements, conditions and understandings between the Parties concerning the Leased Premises and the office of the Sub-Landlord and may not be changed or varied verbally, but only by an agreement in writing and signed by both Parties.

GOVERNING LAW

This Agreement shall be construed and enforced in accordance with, and the respective rights of the Parties shall be governed by, the laws applicable in the Province of Ontario.

CONDITION PRECEDENT

This Sub-Lease is subject to the acceptance and approval of the Head Landlord pursuant to the terms and conditions of the Head Lease. Acknowledgment of such acceptance shall be the receipt by the Sub-Landlord of an executed Consent to Sub-Lease of the Landlord.

TIME OF ESSENCE

Time shall be of the essence.

NOTICE

Any notice to be given under this Sub-Lease or under the terms and conditions of the Head Lease shall be provided in writing to each party at the address set out below, as modified by written notice of party changing such notice.

TRANSFORMATION PROCESSING INC.          5500 Explorer Dr. Ste.2000
"Sub-Tenant"                            Mississauga, ON L4W 5C7

ORIGIN TECHNOLOGY IN BUSINESS INC.      10 Carlson Court Ste.800
"Sub-Landlord"                          Etobicoke ON M9W 6L2


TELECOPYING

All parties agree that this Sub-Lease may be transmitted by Telecopying Device and that the reproduction of signatures by way of this Telecopying Device will be treated as though such reproductions were executed originals and each party undertakes to provide the other with a copy of the Offer bearing original signatures within a reasonable time after acceptance.

IN WITNESS WHEREOF THE Parties hereto have executed this Sub-Lease as of

                              TRANSFORMATION PROCESSING INC.


/s/ Lisa Denis                Per: /s/ Gary G. McCann            July 8, 1998
----------------------            -----------------------      -----------------
Witness                           Authorized Official              Date C/S


I have authority to bind the corporation.


                         ORIGIN TECHNOLOGY IN BUSINESS INC.


Tanya V.                      Per: Rob Moll                      July 17, 1998
----------------------            -----------------------      -----------------
Witness                           Authorized Official              Date C/S